SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 4, 2018 (December 28, 2017)

Date of Report (Date of earliest event reported)

CRESTWOOD EQUITY PARTNERS LP

(Exact name of Registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

811 Main Street

Suite 3400

Houston, Texas 77002

(Address of principal executive offices)

(832) 519-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Second Amended and Restated Crestwood Niobrara Company Agreement

On December 28, 2017, Crestwood Midstream Partners LP (“CMLP”) and CN Jackalope Holdings, LLC (“Holdings”) entered into a Second Amended and Restated Limited Liability Company Agreement for Crestwood Niobrara LLC (the “Crestwood Niobrara Company Agreement”).

In connection with the entry into the Crestwood Niobrara Company Agreement, Crestwood Niobrara LLC (“Crestwood Niobrara”) redeemed 100% of the outstanding Series A Preferred Units for an aggregate price of approximately $202.7 million and Crestwood Niobrara issued $175 million in new Series A-2 Preferred Units to Holdings.

Pursuant to the terms of the Crestwood Niobrara Company Agreement, certain additional capital contributions may be required until the earlier to occur of the fourth anniversary of the Crestwood Niobrara Company Agreement and a Conversion (as such term is defined below), whereby Holdings has agreed to provide up to 49.99% of the future capital contributions for certain midstream projects and CMLP has agreed to provide the remaining future capital contributions for such midstream projects, subject to certain exceptions, including an aggregate cap on Holdings’ future capital contributions of $200 million.

At any time after the fourth anniversary of the date of the Crestwood Niobrara Company Agreement, CMLP may cause Crestwood Niobrara to redeem some or all of the outstanding Series A-2 Preferred Units for an amount in cash or Crestwood Equity Partners LP (“CEQP”) common units (“CEQP Units”) equal to an agreed multiple of an amount necessary for Holdings to achieve a certain rate of return with respect to each Series A-2 Preferred Unit so redeemed.

At any time on or after the fifth anniversary of the date of the Crestwood Niobrara Company Agreement until such time as there are no Series A-2 Preferred Units (“Holdings Member Option Period”), Holdings shall have the right to choose among the following options: (a) to have 100% of all adjusted available cash on hand and subsequently received by Crestwood Niobrara automatically paid to the owners of Series A-2 Preferred Units to redeem all outstanding Series A-2 Preferred Units, provided, among other things, that a certain rate of return is met with respect to each redeemed unit; (b) to require CMLP to acquire some or all of the then-outstanding Series A-2 Preferred Units in exchange for issuing to Holdings a number of CEQP Units, provided, among other things, that a certain rate of return is met with respect to each redeemed unit and the Registration Rights Agreement discussed below is complied with; and (c) to require Crestwood Niobrara to promptly effect a sale of all of the assets of Crestwood Niobrara, including its ownership interests in Jackalope Gas Gathering Services, L.L.C. in order to generate proceeds to Crestwood Niobrara and, in turn, Crestwood Niobrara will use such proceeds to redeem all of Holdings’ outstanding Series A-2 Preferred Units, provided, among other things, that a certain rate of return is met with respect to each redeemed unit. Upon such a Holdings election, CMLP will have the right, subject to certain exceptions and limitations, to elect to acquire all outstanding Series A-2 Preferred Units in exchange for CEQP Units or to cause Crestwood Niobrara to redeem all outstanding Series A-2 Preferred Units in exchange for cash or to effect a combination thereof, in each case so long as a certain rate of return is met.

Additionally, for so long as any outstanding Series A-2 Preferred Units are issued and outstanding and until the fourth anniversary of the date of the Crestwood Niobrara Company Agreement, (i) if certain change of control transactions or public offerings are consummated, (ii) if Crestwood Niobrara’s EBITDA for twelve months surpasses a certain threshold or (iii) at any time following the third anniversary of the date of the Crestwood Niobrara Company Agreement, Holdings may elect to cause Crestwood Niobrara to convert all, but not less than all, of the then-outstanding Series A-2 Preferred Units into an aggregate number of Crestwood Niobrara common units that, following such conversion, shall equal 49.99% of the aggregate number of outstanding Crestwood Niobrara common units as of immediately following such conversion (the “Conversion”).

In addition to the foregoing, following certain change of control transactions, Holdings may also elect to require Crestwood Niobrara to redeem its Series A-2 Preferred Units at a price as calculated in accordance with the Crestwood Niobrara Company Agreement. Upon such a Holdings election, CMLP will determine, subject to certain exceptions and limitations, if the consideration for such Series A-2 Preferred Units will consist of cash, CEQP Units, or a combination thereof.

Pursuant to the Crestwood Niobrara Company Agreement, CMLP will serve as the managing member of Crestwood Niobrara. However, certain actions require the unanimous consent of the members.

The Crestwood Niobrara Company Agreement also provides for certain limitations on the transfer of membership interests and other customary provisions including indemnification obligations.

Registration Rights Agreement

On December 28, 2017, in connection with the entry into the Crestwood Niobrara Company Agreement, CEQP entered into a registration rights agreement with Holdings (the “Registration Rights Agreement”). Under the Registration Rights Agreement, CEQP granted to Holdings certain registration rights in respect of CEQP Units issuable to Holdings in certain circumstances as set forth in the Crestwood Niobrara Company Agreement. Such rights include, without limitation, the right to require CEQP to prepare and file with the Commission a shelf registration statement, the right to piggyback onto certain offerings of CEQP Units and the right to request a number of underwritten offerings, which number may be increased in connection with the partial redemption of Series A-2 Preferred Units, in each case with certain limitations as further described in the Registration Rights Agreement. The Registration Rights Agreement also contains customary provisions regarding rights of indemnification between the parties with respect to certain applicable securities law liabilities.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

January 4, 2018	By:	Crestwood Equity GP LLC, its General Partner

	By:	/s/ Michael K. Post
Michael K. Post Vice President, Associate General Counsel and Corporate Secretary